SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 16, 2019

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ZN	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Board Vacancies

The Company has appointed Dr. Amotz Agnon and Jeffrey Moskowitz to the Board of Directors, effective September 1, 2019, to fill vacancies on the Board as voted by the Board of Directors and recommended to the Board by the Nominating and Corporate Governance Committee.

Dr. Amotz Agnon is a Professor of Geology and Geophysics, whose research has spanned the geology and geodynamics of the boundaries of the Arabian Plate, from the Levant to the Zagross – Persian Gulf. He has been a professor at the Institute of Earth Sciences of Hebrew University of Jerusalem, teaching in field and structural geology, geodynamics, marine geology and geophysics. After founding and directing the first geophysical lab at Hebrew University, Agnon initiateda and co-founded the Neev Center for Geoinfomatics. Dr. Agnon has served as Vice-President and President of the Israel Geological Society and acted as the chair of the Oceanography M.Sc. and Marine Science B.Sc. programs at the university. He has been invited to three Ph.D. juries for the Institute de Physique du Globe (Paris, Strasbourg). He has served on the inter-ministerial Committee for National Infrastructures and as an advisor for the Atomic Energy Commission in Israel. He holds a B.Sc. and M.Sc. in Geology from Hebrew University and a Ph.D. in Geophysics from the University of California at Berkeley. He has published jointly 93 journal articles in his field and has published numerous chapters in books and professional publications.

Jeffrey Moskowitz is Vice-President of Zion and has also served as Zion’s Israel Branch managing director since May 2017. From 2008 to May 2017, Mr. Moskowitz, an attorney with Aboudi & Brounstein and Pearl Cohen, provided legal services to Zion regarding various aspects of operations in Israel. As an attorney, Mr. Moskowitz has extensive experience in the oil and gas exploration industry in Israel. Mr. Moskowitz has been a certified attorney in the State of Israel since 1982 and has earned his Bachelor of Law degree from the Faculty of Law Bar Ilan University, Israel.

There are no arrangements or understandings between Dr. Agnon and any other person pursuant to which he was elected to the Board, and there are no relationships between Dr. Agnon and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Mr. Moskowitz and any other person pursuant to which he was elected to the Board, and there are no relationships between Mr. Moskowitz and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

For his services on the Board, Dr. Agnon will be compensated as an independent director. Dr. Agnon will serve on the Company’s Technical Advisory Group. Dr. Agnon will be a Class I director up for reelection at the 2021 annual stockholders meeting. Mr. Moskowitz will be an employee director and will continue under his current compensation package as Vice-President and the Zion Israel Branch managing director without any changes. Mr. Moskowitz will be a Class III director up for reelection at the 2020 annual stockholders meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: August 20, 2019	By:	/s/ John M. Brown
John M. Brown
Chief Executive Officer

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